UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 Willow Road, Suite 125, Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of New Grant Agreements

On February 9, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of AEye, Inc. (the “Company”), as the administrator of the Company’s existing 2021 Equity Incentive Plan (the “Plan”), adopted new standard forms of (i) Notice of Grant of Performance Stock Units (Cash-Settlement Option); (ii) Notice of Grant of Restricted Stock Units (Cash-Settlement Option); (iii) Performance Stock Units Agreement (Cash-Settlement Option); and (iv) Restricted Stock Units Agreement (Cash-Settlement Option) (collectively, the “2021 EIP Agreements”) for use with the Plan.

The foregoing description of the 2021 EIP Agreements is not complete and is qualified in its entirety by reference to the text of the 2021 EIP Agreements, which are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by this reference.

Grant of Performance Stock Units

On February 9, 2026, the Committee awarded performance-based equity grants to certain of the Company’s executive officers in the form of performance stock units (the “PSUs”). Andrew S. Hughes, our General Counsel, was awarded 121,229 PSUs, and Conor B. Tierney, our Chief Financial Officer, was awarded 208,713 PSUs.

On February 11, 2026, on the recommendation of the Committee, the Board awarded 834,724 PSUs to Matthew Fisch, our Chief Executive Officer.

The performance condition for the PSUs will be satisfied and the PSUs will vest in increments of one-third (1/3) of the total PSUs granted to each of the executive officers when the closing price of the Company’s common stock, as reported by NASDAQ (or other recognized national exchange on which the Company’s common stock is then traded) achieves each of the following milestones: (i) meets or exceeds an average of $3.00 per share; (ii) meets or exceeds an average of $4.00 per share; and (iii) meets or exceeds an average of $5.00 per share (in all cases as adjusted for any stock splits or other corporate actions) over any five (5) consecutive trading days. As provided in Section 6.1 of the grant agreement, to the extent that there are an insufficient number of shares in the Plan on the vesting date, the awards will be settled in cash based on the five-day trailing average of the Company’s closing price as reported on NASDAQ. If the performance condition is not satisfied prior to December 31, 2030, any PSUs not vested by that date will be forfeited in their entirety. The PSUs are otherwise governed by the Plan.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Notice of Grant of Performance Stock Units (Cash-Settlement Option).

10.2	Notice of Grant of Restricted Stock Units (Cash-Settlement Option).

10.3	Performance Stock Units Agreement (Cash-Settlement Option).

10.4	Restricted Stock Units Agreement (Cash-Settlement Option).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.
Dated: February 11, 2026
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Executive Vice President, General Counsel & Corporate Secretary

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